As filed with the Securities and Exchange Commission on January 2, 1997
                                               Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      GLENBOROUGH REALTY TRUST INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

            Maryland                                94-3211970
  (State or Other Jurisdiction                  (I.R.S. Employer
of Incorporation or Organization)             Identification Number)

                      400 South El Camino Real, 11th Floor
                           San Mateo, California 94402
                                 (415) 343-9300
          (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrar's Principal Executive Offices)

                              Frank E. Austin, Esq.
                              Senior Vice President
                      400 South El Camino Real, 11th Floor
                           San Mateo, California 94402
                                 (415) 343-9300
         (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

                            Stephen J. Schrader, Esq.
                             Justin L. Bastian, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304
                                 (415) 813-5600

                  Approximate date of commencement of proposed
                sale to the public: From time to time after the
                 effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

====================================================================================================================================
                         CALCULATION OF REGISTRATION FEE
========================================== --------------- ---------------------------- ----------------------------- --------------
Title of Each Class of         Amount to be    Proposed Maximum Offering    Proposed Maximum Aggregate       Amount of
Securities to be Registered     Registered (1)        Price Per Share           Offering Price (1)(2)       Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock(3) .........
Common Stock(4) ............      $250,000,000            (2)                      $250,000,000            $75,757.58(6)
Warrants(5) ................
-----------------------------------------------------------------------------------------------------------------------------------

     (1)  In no event will the aggregate  maximum offering price of all securities  issued pursuant to this  Registration  Statement exceed  $250,000,000.  Any  securities  registered  hereunder  may be sold  separately  or as units with other  securities registered hereunder.
     (2)  The proposed maximum offering price per share will be determined,  from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
     (3)  Subject to footnote 1, there is being registered  hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant.  There is also being registered hereunder an indeterminate number of shares of
          Preferred Stock as may be issuable upon exercise of Warrants registered hereby.
     (4)  Subject to footnote 1, there is being  registered  hereunder an  indeterminate  number of shares of Common Stock as may be sold, from time to time, by the Registrant.  There is also being registered hereunder an indeterminate number of shares of
          Common Stock, as may be issuable upon conversion of the Preferred Stock or exercise of Warrants registered hereby.
     (5)  Subject to footnote 1, there is being registered  hereunder an  indeterminate  number of Warrants  representing  rights to purchase Preferred Stock or Common Stock, as the case may be, registered pursuant to this Registration Statement.
     (6)  Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[GRAPHIC OMITTED]
                              Subject to Completion
                  Preliminary Prospectus dated January 2, 1997

PROSPECTUS
                                  $250,000,000
                      GLENBOROUGH REALTY TRUST INCORPORATED

                                Preferred Stock,
                            Common Stock and Warrants
                          -----------------------------

     Glenborough Realty Trust Incorporated (the "Company") may from time to time offer in one or more series or classes (i) shares or fractional shares of its preferred stock, par value $.001 (the "Preferred Stock"), (ii) shares of its common stock, par value $0.001 per share (the "Common Stock") or (iii) warrants to purchase shares of Preferred Stock or Common Stock (the "Warrants"), with an aggregate public offering price of up to $250,000,000, on terms to be determined at the time of the offering. The Preferred Stock, Common Stock and Warrants (collectively, the "Offered Securities") may be offered, separately or together, in separate classes or series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (each a "Prospectus Supplement").

     The specific terms of the Offered Securities in respect to which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable (i) in the case of Preferred Stock, the specific title and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (ii) in the case of Common Stock, the specific title and stated value and any initial public offering price; and (iii) in the case of Warrants, the duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes.

     The applicable Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

     The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered
Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth or will be
calculable  from  the  information  set  forth  in  the  applicable   Prospectus
Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such Offered Securities.

     See "Risk Factors" beginning on page 6 for a discussion of certain factors that should be considered by prospective purchasers of the Offered Securities.
                              ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                        EXCHANGE COMMISSION OR ANY STATE
                          SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                              ---------------------

          THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED
            ON OR ENDORSED ENDORSED THE MERITS OF THIS OFFERING. ANY
                   REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                              ---------------------
                     The date of this Prospectus is , 1997.

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained or incorporated by reference in this Prospectus or an applicable Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus and any applicable Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, and exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The address of the Commission's Web Site is (http://www.sec.gov). In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Offered Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

          a. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;
          b. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996;
          c. The Company's Current Reports on Form 8-K dated June 30, 1996, July 15, 1996, September 30, 1996, October 17, 1996 and December 4, 1996 and Current Reports on Form 8-K/A dated March 14, 1996, August 8, 1996, December 30, 1996 and December 30, 1996;
          d. The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-14162).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus (or in the applicable Prospectus Supplement).

         Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered upon written or oral request. Requests should be directed to the Vice President, Capital Markets, Glenborough Realty Trust Incorporated, 400 South El Camino Real, Suite 1100, San Mateo, California 95402-1708, telephone number (415) 343-9300.

         As used herein, the term "Company" means Glenborough Realty Trust Incorporated, a Maryland real estate investment trust, and its consolidated subsidiaries for the periods from and after December 31, 1995 (the date of the merger of eight public limited partnerships and Glenborough Corporation, a California corporation, (the "Predecessors") with and into the Company (the "Consolidation")). This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus. Unless otherwise indicated, ownership percentages of the Company's Common Stock have been computed on a fully converted basis, using an exchange of Operating Partnership units for Common Stock on a one-for-one basis.

                                   THE COMPANY

         The Company is a self-administered and self-managed real estate investment trust (a "REIT") that owns a portfolio of 54 industrial, office, hotel, retail and multifamily properties (the "Properties") located in 17 states throughout the country, as of December 31, 1996. The Company's principal growth strategy is to capitalize on the opportunity to acquire portfolios or single properties from public and private partnerships on attractive terms. This strategy has evolved from the Company's predecessors' experience since 1978 in managing real estate partnerships and their assets and, since 1989, in acquiring management interests from third parties. In addition, three associated companies (the "Associated Companies") provide comprehensive asset, partnership and property management services for 65 other properties that are not owned by the Company.

         The Company expects to continue to enhance, expand and diversify its real estate holdings by making property and portfolio acquisitions, improving individual property performance and constantly reviewing the mix of its holdings by selling appropriate properties and reinvesting the proceeds. The Company will pursue the acquisition of individual properties and diversified portfolios that can be purchased at attractive prices and have characteristics consistent with the Company's growth strategy. The Company also intends to expand through the growth of the Associated Companies, which it anticipates will occur through the acquisition of general partnership interests, execution of asset management and property management agreements with third parties and the leasing of hotels that may in the future be acquired by the Company.

         A portion of the Company's operations is conducted through a subsidiary operating partnership (the "Operating Partnership") in which the Company holds a 1% interest as the sole general partner and in which the Company holds an approximate 90.8% limited partner interest, as of December 31, 1996.

         The Common Stock is listed on the New York Stock Exchange under the Symbol "GLB." The Company commenced operations on December 31, 1995, through the merger of eight public limited partnerships and a management company with and into the Company. The Company's executive offices are located at 400 South El Camino Real, Suite 1100, San Mateo, California 95402-1708 and its telephone number is (415) 343-9300.

                            TAX STATUS OF THE COMPANY

         The Company will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ended December 31, 1996. As a REIT, the Company generally will not be subject to Federal income tax on net income that it distributes to its stockholders. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain Federal, state and local taxes on its income and property. See "Federal Income Tax Considerations."

                                  RISK FACTORS

         Prospective investors should read this entire Prospectus and the applicable Prospectus Supplement carefully, including all appendices and supplements hereto or thereto, and should consider carefully the following factors before purchasing the Offered Securities offered hereby.

Risks Relating To Real Estate

         Risks Related to Ownership and Financing of Real Estate

         The Company is subject to risks generally incidental to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, the impact of environmental protection laws, changes in interest rates and availability of financing which may render the sale or financing of a property difficult or unattractive, changes in tax, real estate and zoning laws, and the creation of mechanics' liens or similar encumbrances placed on the property by a lessee or other parties without the Company's knowledge and consent. Should any of these events occur, there could be an adverse effect on the Company's results of operations and financial condition.

         Competition for Acquisition of Real Estate

         The Company faces competition from other businesses, individuals, fiduciary accounts and plans and other entities in the acquisition, operation and sale of its properties. Some of the Company's competitors are larger and have greater financial resources than the Company. This competition may result in a higher cost for properties the Company wishes to purchase.

         Competition for Tenants

         The Company is subject to the risk that when space becomes available at its properties the leases may not be renewed, the space may not be let or relet, or the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable to the Company. Although the Company has established annual property budgets that include estimates of costs for renovation and reletting expenses that it believes are reasonable in light of each property's situation, no assurance can be given that these estimates will sufficiently cover these expenses. If the Company is unable to promptly lease all or substantially all of the space at its properties, if the rental rates are significantly lower than expected, or if the Company's reserves for these purposes prove inadequate, then there could be an adverse effect on the Company's results of operations and financial condition.

         Tenants' Defaults

         The ability of the Company to manage its assets is subject to federal bankruptcy laws and state laws affecting creditors' rights and remedies available to real property owners. In the event of the financial failure or bankruptcy of a tenant, there can be no assurance that the Company could promptly recover the tenant's premises from the tenant or from a trustee or debtor-in-possession in any bankruptcy proceeding filed by or against that tenant, or that the Company would receive rent in the proceeding sufficient to cover its expenses with respect to the premises. In the event of the bankruptcy of a tenant, the Company will be subject to the provisions of the federal bankruptcy code, which in some instances may restrict the amount and recoverability of claims held by the Company against the tenant. If any tenant defaults on its obligations to the Company, there could be an adverse effect on the Company's results of operations and financial condition.

         Management, Leasing and Brokerage Risks; Lack of Control of Associated Companies

         The Company is subject to the risks associated with the property management, leasing and brokerage businesses. These risks include the risk that management contracts or service agreements may be terminated, that contracts will not be renewed upon expiration or will not be renewed on terms consistent with current terms, and that leasing and brokerage activity generally may decline. Acquisition of properties by the Company from the Associated Companies could result in a decrease in revenues to the Associated Companies and a corresponding decrease in dividends received by the Company from the Associated Companies. Each of these developments could have an adverse effect on the Company's results of operations and financial condition.

         To qualify for and to maintain the Company's status as a REIT while realizing income from the Company's third-party management business, the capital stock of Glenborough Hotel Group, a Nevada corporation ("GHG"), Glenborough Corporation, a California corporation ("GC") and Glenborough Inland Realty Corporation, a California corporation ("GIRC," and collectively with GHG and GC, the "Associated Companies") (which conduct the Company's third-party management, leasing and brokerage businesses) is divided into two classes. All of the voting common stock of the Associated Companies, representing 5% of the total equity of GC and GIRC, and 25% of the total equity of GHG, is held by individual stockholders. Nonvoting preferred stock representing the remaining equity of each Associated Company is held entirely by the Company. Although the Company holds a majority of the equity interest in each Associated Company, the Company is not able to elect directors of any Associated Company and, consequently, the Company has no ability to influence the day-to-day decisions of each entity.

         Uninsured Loss

         The Company or in certain instances tenants of the properties carry comprehensive liability, fire and extended coverage with respect to the Company's properties, with policy specification and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from earthquakes and floods) that may be either uninsurable or not economically insurable. Further, certain of the properties are located in areas that are subject to earthquake activity and floods. Should a property sustain damage as a result of an earthquake or flood, the Company may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Should an uninsured loss occur, the Company could lose some or all of its capital investment, cash flow and anticipated profits related to one or more properties, which could have an adverse effect on the Company's results of operations and financial condition.

         Environmental Matters

         All of the Properties presently owned by the Company have been subject to Phase I environmental assessments by independent environmental consultants. Some of the Phase I environmental assessments recommended further investigations in the form of Phase II environmental assessments, including soil and groundwater sampling, and all of these investigations have been completed by the Company or are in the process of being completed. Certain of the Properties owned by the Company have been found to contain ACMs. The Company believes that these materials have been adequately contained and that an ACM operations and maintenance program has been implemented or is in the process of being implemented for the Properties found to contain ACMs.

         Some, but not all, of the properties owned by partnerships managed by the Associated Companies have been subject to Phase I environmental assessments by independent environmental consultants. The Associated Companies determine on a case-by-case basis whether to obtain Phase I environmental assessments on these properties and whether to undertake further investigation or remediation. Certain of these properties contain ACMs. In each case the responsible Associated Company believes that these materials have been adequately contained and that an ACM operations and maintenance program has been implemented for the properties found to contain ACMs.

         Six of the Properties owned by the Company are leased in whole or in part to an operator of auto care centers which include oil change and tune-up facilities, and ten of the Properties are leased to operators of convenience stores which sell petroleum-based fuels. These Properties and other of the Properties contain, and/or may have contained in the past, underground storage tanks for the storage of petroleum products and/or other hazardous or toxic substances which create a potential for release of petroleum products and/or other hazardous or toxic substances. Some of the Properties owned by the Company are adjacent to or near properties that have contained in the past or currently contain, underground storage tanks used to store petroleum products or other hazardous or toxic substances. Several of the Properties have been contaminated with petroleum products or other hazardous or toxic substances from on-site operations or operations on adjacent or nearby properties. In addition, certain of the Properties are on, adjacent to or near properties upon which others have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances.

         Although tenants of the Properties owned by the Company generally are required by their leases to operate in compliance with all applicable federal, state and local environmental laws, ordinances and regulations and to indemnify the Company against any environmental liability arising from the tenants' activities on the Properties, the Company could nevertheless be subject to environmental liability relating to its management of the Properties or strict liability by virtue of its ownership interest in the Properties and there can be no assurance that the tenants would satisfy their indemnification obligations under the leases. There can be no assurance that any environmental assessments of the Properties owned by the Company, properties being considered for acquisition by the Company, or the properties owned by the partnerships managed by the Associated Companies have revealed all potential environmental liabilities, that any prior owner or prior or current operator of such properties did not create an environmental condition not known to the Company or that an environmental condition does not otherwise exist as to any one or more of such properties that could have an adverse effect on the Company's results of operations and financial condition, either directly (with respect to properties owned by the Company), or indirectly (with respect to properties owned by partnerships managed by an Associated Company) by adversely affecting the financial condition of the Associated Company and thus the value of the Company's preferred stock interest in the Associated Company. Moreover, there can be no assurance that (i) future environmental laws, ordinances or regulations will not have an adverse effect on the Company's results of operations and financial condition or (ii) the current environmental condition of such properties will not be affected by tenants and occupants of such properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company.

         Illiquidity of Real Estate

         Real estate investments are relatively illiquid and, therefore, will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Internal Revenue Code of 1986, as amended (the "Code"), and individual agreements with sellers of properties place limits on the Company's ability to sell properties, which may adversely affect returns to holders of Common Stock.

        Potential Liability Under the Americans With Disabilities Act

         As of January 26, 1992, all of the Company's properties were required to be in compliance with the Americans With Disabilities Act (the "ADA"). The ADA generally requires that places of public accommodation be made accessible to people with disabilities to the extent readily achievable. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the federal government, an award of damages to private litigants and/or a court order to remove access barriers. Because of the limited history of the ADA, the impact of its application to the Company's properties, including the extent and timing of required renovations, is uncertain. Pursuant to certain lease agreements with tenants in certain of the "single-tenant" Properties, the tenants are obligated to comply with the ADA provisions. If the Company's costs are greater than anticipated or tenants are unable to meet their obligations, there could be an adverse effect on the Company's results of operations and financial condition.


Certain Tax Risks

         Consequences of Failure to Qualify as a REIT

         The Company intends to elect to be treated as a REIT under the Code commencing with its taxable year ending December 31, 1996. No assurance can be given, however, that the Company will be able to operate in a manner which would permit it to qualify to make this election. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which only limited judicial or administrative interpretation exists, and involves the determination of various factual matters and circumstances not entirely within the Company's control. The Company will receive nonqualifying management fee income and will own nonqualifying preferred stock in the Associated Companies. As a result, the Company may approach the income and asset test limits imposed by the Code and could be at risk of not satisfying those tests. In order to avoid exceeding the asset test limit, for example, the Company may have to reduce its interest in the Associated Companies. The Company is relying on the opinion of its tax counsel regarding its ability to qualify as a REIT. This legal opinion is not binding on the IRS. See "Federal Income Tax Considerations
- Taxation of the Company."

         If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability to the Company for the years involved. In addition, distributions to stockholders would no longer be required to be made. See "Federal Income Tax Considerations - Failure to Qualify."

         Even if the Company qualifies as a REIT, it will be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Considerations - Taxation of the Company."

         Consequences of Failure of the Operating Partnership to Qualify as a Partnership

         The Company expects that the Operating Partnership, which is organized as a limited partnership, will qualify for treatment as such under the Code. If the Operating Partnership, or any of the other partnerships owned by the Operating Partnership, fails to qualify for treatment as a partnership under the Code, the Company would cease to qualify as a REIT, and both the Company and the Operating Partnership would be subject to federal income tax (including any alternative minimum tax on the Company's income, at corporate rates). See "Federal Income Tax Considerations - Failure to Qualify."

         Possible Changes in Tax Laws

         Income tax treatment of REITs may be modified, prospectively or retroactively, by legislative, judicial or administrative action at any time. No assurance can be given that legislation, regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of this qualification. In addition to any direct effects the changes might have, the changes might also indirectly affect the market value of all real estate investments, and consequently the ability of the Company to realize its investment objectives.

Risks Associated With Acquisitions

         Acquisitions Could Adversely Affect Operations or Stock Value

         Consistent with its growth strategy, the Company is continually pursuing and evaluating potential acquisition opportunities, and is from time to time actively considering the possible acquisition of specific properties, which may include properties managed or controlled by one of the Associated Companies or owned by affiliated parties. It is possible that one or more of such possible future acquisitions, if completed, could adversely affect the Company's funds from operations or cash available for distribution, in the short term or the long term or both, or increase the Company's debt, or be perceived negatively among investors such that such an acquisition could be followed by a decline in the market value of the Common Stock.

         Conflict of Interest

         The Company has acquired, and from time to time may acquire, properties from partnerships that Robert Batinovich, the Company's Chief Executive Officer, and Andrew Batinovich, the Company's Chief Operating Officer, control, and in which they and members of their families have substantial interests. It is also possible that the Company may enter into transactions to acquire other properties controlled by these individuals or in which they or members of their families have substantial interests in the future. These transactions involve or will involve conflicts of interest. These transactions may provide substantial economic benefits such as the payments or unit issuances, relief or deferral of tax liabilities, relief of primary or secondary liability for debt, and reduction in exposure to other property-related liabilities. Despite the presence of appraisals or fairness opinions or review by parties who have no interest in the transactions, the transactions will not be the product of arm's-length negotiation and there can be no assurance that these transactions will be as favorable to the Company as transactions that the Company negotiates with unrelated parties or will not result in undue benefit to Robert and Andrew Batinovich and members of their families. Neither Robert Batinovich nor Andrew Batinovich has guaranteed that any properties acquired from entities they control or in which they or their families have a significant interest will be as profitable as other investments made by the Company or will not result in losses.

         Expansion Risk

         The Company is experiencing a period of rapid expansion, which management expects will continue in the near future. This growth has increased the operating complexity of the Company as well as the level of responsibility for both existing and new management personnel. The Company's ability to manage its expansion effectively will require it to continue to update its operational and financial systems and to expand, train and manage its employee base. The Company's inability to effectively manage its expansion could have an adverse effect on the Company's results of operations and financial condition.

         Assumption of General Partner Liabilities

         The Company and its predecessors have acquired a number of their properties by acquiring partnerships that own the properties or by first acquiring general partnership interests and at a later date acquiring the properties, and the Company may pursue acquisitions in this manner in the future. When the Company uses this acquisition technique, a subsidiary of the Company becomes a general partner. As a general partner the Company's subsidiary becomes generally liable for the debts and obligations of the partnership, including debts and obligations that may be contingent or unknown at the time of the acquisition. In addition, the Company's subsidiary assumes obligations under the partnership agreements, which may include obligations to make future contributions for the benefit of other partners. The Company undertakes detailed due diligence reviews to ascertain the nature and extent of obligations that its subsidiary will assume when it becomes a general partner, but there can be no assurance that the obligations assumed will not exceed the Company's estimates or that the assumed liabilities will not have an adverse effect on the Company's results of operations or financial condition. In addition, an Associated Company may enter into management agreements pursuant to which it assumes certain obligations as manager of properties. There can be no assurance that these obligations will not have an adverse effect on the Associated Companies' results of operations or financial condition, which could adversely affect the value of the Company's preferred stock interest in those companies.

Limitation On Ownership Of Common Stock May Preclude Acquisition Of Control

         Provisions of the Company's Articles of Incorporation are designed to assist the Company in maintaining its qualification as a REIT under the Code by preventing concentrated ownership of the Company which might jeopardize REIT qualification. Among other things, these provisions provide that (a) any transfer or acquisition of Common Stock that would result in the disqualification of the Company as a REIT under the Code will be void, and (b) if any person attempts to acquire shares of Common Stock that after the acquisition would cause the person to own or to be deemed to own, by operation of certain attribution rules set out in the Code, an amount of Common Stock in excess of a predetermined limit, which, pursuant to Board action, currently is 8.8% of the outstanding shares of Common Stock (the "Ownership Limitation" and as to the Common Stock, the transfer of which would cause any person to actually own Common Stock in excess of the Ownership Limitation, the "Excess Shares"), the transfer shall be void and the Common Stock subject to the transfer shall automatically be transferred to an unaffiliated trustee for the benefit of a charitable organization designated by the Board of Directors of the Company until sold by the trustee to a third party or purchased by the Company. Robert Batinovich and individuals or entities whose ownership of Common Stock is attributed to Robert Batinovich in determining the number of shares of Common Stock owned by him for purposes of compliance with Section 856 of the Code (the "Attributed Owners"), are exempt from these restrictions, but are prohibited from acquiring shares of Common Stock if, after the acquisition, they would own in excess of 14% of the outstanding shares of Common Stock. This limitation on the ownership of Common Stock may have the effect of precluding the acquisition of control of the Company by a third party without the consent of the Board of Directors. If the Board of Directors waives the Ownership Limitation for any person, the Ownership Limitation shall be proportionally and automatically reduced with regard to all other persons such that no five persons may own more than 49% of the Common Stock (the aggregate Ownership Limitations as to all of these persons, as adjusted, the "Adjusted Ownership Limitation"). See "Description of Common Stock -- Restrictions on Ownership and Transfer of Common Stock" and "Federal Income Tax Considerations."

Other Risks

         Additional Capital Requirements

         The Company's future growth depends in large part upon its ability to raise additional capital on satisfactory terms or at all. There can be no assurance that the Company will be able to raise sufficient capital to achieve its objectives. If the Company were to raise additional capital through the issuance of additional equity securities or securities convertible into or exercisable for equity securities, the interests of holders of the Offered
Securities, could be diluted. Likewise, the Company's Board of Directors is authorized to cause the Company to issue Preferred Stock in one or more classes or series and to determine the distributions and voting and other rights of the Preferred Stock. Accordingly, the Board of Directors may authorize the issuance of Preferred Stock with voting, distribution and other similar rights which could be dilutive to or otherwise adversely affect the interests of holders of the Offered Securities. If the Company were to raise additional capital through debt financing, the Company will be subject to the risks described below, among others.

         Debt Financing

         The Company intends to incur additional indebtedness in the future, including through borrowings under a credit facility, if a credit facility is available, to finance property acquisitions. As a result, the Company expects to be subject to risks associated with debt financing, including the risk that interest rates may increase, the risk that the Company's cash flow will be insufficient to meet required payments on its debt and the risk that the Company may be unable to refinance or repay the debt as it comes due. The Company's current $50 million secured revolving line of credit with Wells Fargo Bank, N.A. provides that distributions may not exceed 90% of funds from operations and that, in the event of a failure to pay principal or interest on borrowings thereunder when due (subject to any applicable grace period), the Company and its subsidiaries may not pay any distributions on the Common Stock or the Preferred Stock. If the Company is unable to obtain acceptable financing to repay indebtedness at maturity, the Company may have to sell properties to repay indebtedness or properties may be foreclosed upon, which could have an adverse effect on the Company's results of operations and financial condition.

         Effect of Market Interest Rates on Price of Common Stock

         One of the factors that may influence the market price of the shares of Common Stock in public markets will be the annual yield on the price paid for shares of Common Stock from distributions by the Company. An increase in market interest rates may lead prospective purchasers of the Common Stock to seek a higher annual yield from their investments. Such circumstances may adversely affect the market price of the Common Stock.

         Litigation Related to Consolidation

         Recent business reorganizations sponsored by others involving the conversion of partnerships into corporations have given rise to a number of investor lawsuits. These lawsuits have included claims against the general partners of the participating partnerships, the partnerships themselves and related persons involved in the structuring of or benefiting from the conversion or reorganization, as well as claims against the surviving entity and its directors and officers. The lawsuits have included, among others, claims that the structure of the reorganizations, as well as the manner in which they were submitted for investor approval, involved violations of federal and state securities laws, common law fraud and negligent misrepresentations, breaches of fiduciary duty, unfair and deceptive trade practices, negligence and waste, breaches of the partnership documents of the participating partnerships, failure to comply with applicable reporting requirements, violations of the rules of the NASD on suitability and fair practices, and violations of the Racketeer Influenced and Corrupt Organizations Act. Two lawsuits have been filed contesting the fairness of the Consolidation, one in California state court and one in federal court. A settlement of the state court action has been approved by the court, but objectors to the settlement have appealed that approval. Plaintiffs in the federal court action have agreed voluntarily to dismiss the case without prejudice but have reserved the right to refile their claims, and the Company has agreed that it will not assert the statute of limitations as a defense.

         From time to time the Company is involved in other litigation arising out of its business activities. It is possible that this litigation and the other litigation previously described could result in significant losses in excess of amounts reserved, which could have an adverse effect on the Company's results of operations and the financial condition of the Company.

         Chapter 11 Reorganization of Partnership Consolidation by Senior Management

         Robert and Andrew Batinovich, two of the senior officers of the Company, were also senior members of a management team that formed a publicly registered limited partnership in 1986 to consolidate a number of predecessor partnerships. That public partnership was involved in litigation with its primary creditor and in order to prevent foreclosure filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in May of 1992. The public partnership, the primary subsidiary of which is GPA, Ltd., which owns an approximately 14% limited partner interest in the Operating Partnership along with other substantial real estate assets, settled the litigation and obtained confirmation of a plan of reorganization in January 1994. Investors in the Offered Securities should consider that the consolidation of partnerships into GPA, Ltd.'s parent partnership did not achieve all of the objectives stated at the time and should further consider the relevance of that fact to their investment in the Offered Securities of the Company.

         Dependence on Executive Officers

         The Company is dependent on the efforts of Robert and Andrew Batinovich, its President and Chief Executive Officer and its Executive Vice President, Chief Financial Officer and Chief Operating Officer, respectively, and of its other executive officers. The loss of the services of any of them could have an adverse effect on the results of operations and financial condition of the Company.

         Board of Directors May Change Investment Policies

         The descriptions in this Prospectus of the major policies and the various types of investments to be made by the Company reflect only the current plans of the Company's Board of Directors. The Company's Board of Directors may change the investment policies of the Company without a vote of the stockholders. If the Company changes its investment policies, the risks and potential rewards of an investment in the Company may also change. In addition, the methods of implementing the Company's investment policies may vary as new investment techniques are developed. See "Business and Properties -- Investment Policies."

         Shares Available for Future Sale

         No prediction can be made as to the effect, if any, that future sales of shares of Common Stock or future conversions or exercises of securities into or for shares of Common Stock, or the availability of such securities for future sales, including shares of Common Stock issuable upon exchange of Operating Partnership units, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may adversely affect the prevailing market price for the Common Stock.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable Prospectus Supplement, the Company intends to use the proceeds from any sale of Offered Securities for general corporate purposes including, without limitation, the acquisition and development of properties and the repayment of debt. Net proceeds from the sale of the Offered Securities initially may be temporarily invested in short-term securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The Company's ratio of earnings to fixed charges for the three and nine-month periods ended September 30, 1996 was 2.12x and 2.70x, respectively. Prior to the Consolidation, the Company's Predecessors' combined ratio of earnings to fixed charges for 1991, 1992, 1993, 1994 and 1995 was 2.13x, (0.37x), 2.67x, 2.58x and 1.41x, respectively. The ratio of earnings to fixed charges is computed as income from operations, before minority interest, income taxes and extraordinary items, plus fixed charges (primarily interest expense) divided by fixed charges. The ratio of earnings to fixed charges was less than
1.0 in 1992 due to a non-recurring loss provision that did not affect cash flow. To date, the Company has not issued any shares of preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred share dividends are unchanged from the ratios presented in this section.

                         DESCRIPTION OF PREFERRED STOCK

         Subject to limitations prescribed by Maryland law and the Company's Articles of Incorporation and Articles Supplementary (collectively, the "Charter"), the Board of Directors is authorized to issue, from the authorized but unissued capital stock of the Company, Preferred Stock in such classes or series as the Board of Directors may determine and to establish from time to time the number of shares of Preferred Stock to be included in any such class or series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of any such class or series, and such other subjects or matters as may be fixed by resolution of the Board of Directors. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company.

         Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class or series of Preferred Stock will be described in the Prospectus Supplement relating to that class or series, including a Prospectus Supplement providing that Preferred Stock may be issuable upon the exercise of Warrants issued by the Company. The description of Preferred Stock set forth below and the description of the terms of a particular class or series of Preferred Stock set forth in a Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

         The rights, preferences, privileges and restrictions of the Preferred Stock of each class or series will be fixed by the articles supplementary relating to such class or series. A Prospectus Supplement, relating to each class or series, will specify the terms of the Preferred Stock as follows:

          (1)  The title and stated value of such Preferred Stock;

          (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

          (3) The dividend rate(s), period(s), and/or payment date(s) or method(s)of calculation thereof applicable to such Preferred Stock;

          (4) Whether such Preferred Stock is cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

          (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

          (6)  The  provision  for a sinking  fund,  if any, for such  Preferred
               Stock;

          (7)  The provision for  redemption,  if  applicable,of  such Preferred
               Stock;

          (8)  Any listing of such Preferred Stock on any securities exchange;

          (9) The terms and conditions, if applicable, upon which such Preferred Stock will be converted into Common Stock of the Company, including the conversion price (or manner of calculation thereof);

          (10) A discussion of any material federal income tax considerations applicable to such Preferred Stock;

          (11) Any   limitations   on  direct  or   beneficial   ownership   and
               restrictions on transfer, in each case as may be appropriate to preserve the status of the company as a REIT;

          (12) The relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

          (13) Any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

          (14) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock; and

          (15) Any voting rights of such Preferred Stock.

         Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock and Excess Stock of the Company, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company;
(ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividends rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

         The terms and conditions, if any, upon which shares of any class or series of Preferred Stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

         All certificates representing shares of Preferred Stock will bear a legend referring to the restrictions described above.

         All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of the outstanding Common Stock and Preferred Stock (or 1% if there are fewer than 2,000 stockholders) must file an affidavit with the Company containing the information specified in the Charter within 30 days after December 31 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Directors deems necessary to determine the Company's status as a real estate investment trust and to insure compliance with the Ownership Limit.

         The articles supplementary, if applicable, for the Offered Securities may also contain provisions that further restrict the ownership and transfer of the Offered Securities. The applicable Prospectus Supplement will specify any additional ownership limitation relating to the Offered Securities.

                           DESCRIPTION OF COMMON STOCK

         The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Stock will be issuable upon conversion of Preferred Stock or upon the exercise of Warrants issued by the Company. This description is in all respects subject to and qualified in its entirety by reference to the applicable provisions of the Company's Charter and its Bylaws. The Common Stock is listed on the New York Stock Exchange under the symbol "GLB." Registrar and Transfer Company is the Company's transfer agent.

General

         The Company's Charter authorizes the Company to issue up to 50,000,000 shares of Common Stock with a par value of $.001 per share. As of December 31, 1996 there were 9,661,553 shares of Common Stock issued and outstanding and no shares of Excess Stock were issued and outstanding. Under Maryland law, stockholders generally are not liable for the Company's debts or obligations.

         The holders of shares of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including election of directors, and, except as provided in the Charter in respect of any other class of or series of stock, the holders of these shares exclusively possess all voting power. The Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding shares or series of stock, holders of shares of Common Stock are entitled to receive distributions, when and as declared by the Board of Directors, out of funds legally available therefor. Upon any liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata all assets of the Company legally available for distribution to its stockholders after payment of, or adequate provisions for, all known debts and liabilities of the Company. All shares of Common Stock now outstanding are fully paid and nonassessable, as will be the shares of Common Stock offered by this Prospectus or any Prospectus Supplement when issued. The holders of the Common Stock offered hereby will have no preemptive rights to subscribe to additional stock or securities issued by the Company at a subsequent date.

Restrictions on Ownership and Transfer of Common Stock

         For the Company to qualify as a REIT under the Code, not more than 50% of the value of its outstanding shares of Common Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. Shares of Common Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification."

         Because the Board of Directors believes it is essential for the Company to qualify as a REIT, the Charter, subject to certain exceptions, provides that no holder, other than Robert Batinovich and the individuals or entities whose ownership of shares of Common Stock is attributed to Mr. Batinovich under the Code (the "Attributed Owners"), may own an amount of Common Stock in excess of the Ownership Limitation, which, pursuant to Board action, currently is 8.8% of the outstanding shares of Common Stock. A qualified trust (as defined in the Charter) generally may own up to 9.9% of the outstanding shares of Common Stock. The Ownership Limitation provides that Robert Batinovich and the Attributed Owners may hold up to 14% of the outstanding shares of Common Stock, including shares which Robert Batinovich and the Attributed Owners may acquire pursuant to an option held by GPA, Ltd. or Mr. Batinovich to cause the Company to redeem their respective partnership interests in the Operating Partnership, assuming GPA, Ltd. then dissolves and distributes these shares to the partners of GPA, Ltd.

         The Board of Directors may waive the Ownership Limitation if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that such ownership will not jeopardize the Company's status as a REIT. As a condition to such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of the Company. The Ownership Limitation will not apply if the Board of Directors and the stockholders determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. Any transfer of Common Stock that would (a) create actual or constructive ownership of Common Stock in excess of the Ownership Limitation, (b) result in the Common Stock being owned by fewer than 100 persons, or (c) result in the Company's being "closely held" under Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Common Stock.

         The Charter also provides that Common Stock involved in a transfer or change in capital structure that results in a person (other than Robert Batinovich and the Attributed Owners) owning in excess of the Ownership
Limitation or would cause the Company to become "closely held" (within the meaning of Section 856(h) of the Code) will automatically be transferred to a trustee for the benefit of a charitable organization until purchased by the Company or sold to a third party without violation of the Ownership Limitation. While held in trust, the Excess Shares will remain outstanding for purposes of any stockholder vote or the determination of a quorum for such vote and the trustee will be empowered to vote the Excess Shares. Excess Shares shall be entitled to distributions, provided that such distributions shall be paid to a charitable organization selected by the Board of Directors as beneficiary of the trust. The trustee may transfer the Excess Shares to any individual whose ownership of Common Stock would be permitted under the Ownership Limitation and would not cause the Company to become "closely held." In addition, the Company would have the right, for a period of 90 days, to purchase all or any portion of the Excess Shares from the trustee at the lesser of the price paid for the Shares by the intended transferee or the closing market price for the Common Stock on the date the Company exercises its option to purchase.

         The Ownership Limitation will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Limitation would require an amendment to the Charter. Such amendments require the affirmative vote of stockholders owning a majority of the outstanding Common Stock. In addition to preserving the Company's status as a REIT, the Ownership Limitation may have the effect of precluding an acquisition of control of the Company by a third party without the approval of the Board of Directors.

         All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above.

         All stockholders of record who own 5% or more of the value of the outstanding Common Stock (or 1% if there are fewer than 2,000 stockholders of record but more than 200, or 1/2% if there are 200 or fewer stockholders of record) must file written notice with the Company containing the information specified in the Charter by January 30 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of Common Stock as the Board of Directors deems necessary to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation. The Company intends to use its best efforts to enforce the Ownership Limitation and will make prohibited transferees aware of their obligation to pay over any distributions received, will not give effect on its books to prohibited transfers, will institute proceedings to enjoin any transfer violating the Ownership Limitation, and will declare all votes of prohibited transferees invalid.

                             DESCRIPTION OF WARRANTS

         The Company has no Warrants outstanding (other than options issued under the Company's employee stock option plan). The Company may issue Warrants for the purchase of Preferred Stock or Common Stock. Warrants may be issued independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreements will be set forth in the applicable Prospectus Supplement.

         The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following:

          (1)  The title of such Warrants;

          (2)  The aggregate number of such Warrants;

          (3)  The price or prices at which such Warrants will be issued;

          (4) The designation, number of terms of the shares of Preferred Stock or Common Stock purchasable upon exercise of such Warrants; (5) The designation and terms of the Offered Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Offered Security;

          (6) The date, if any, on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable;

          (7) The price at which each share of Preferred Stock or Common Stock purchasable upon exercise of such Warrants may be purchased;

          (8) The date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

          (9) The minimum or maximum amount of such Warrants which may be exercised at any one time;

          (10) Information with respect to book-entry procedures, if any;

          (11) A discussion of certain federal income tax considerations; and

          (12) Any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

             CERTAIN PROVISIONS OF THE COMPANY'S CHARTER AND BYLAWS

         Certain provisions of the Company's Charter and Bylaws might discourage certain types of transactions that involve an actual or threatened change in control of the Company that might involve a premium price for the Company's capital stock or otherwise be in the best interest of the stockholders. See "Description of Common Stock -- Restrictions on Transfer." The issuance of shares of preferred stock or other capital stock by the Board of Directors may also have the effect of delaying, depriving or preventing a change in control of the Company. The Bylaws of the Company contain certain advance notice requirements in the nomination of persons for election to the Board of Directors which could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Common Stock might receive a premium for their Common Stock over the prevailing market price, or which such holders might believe to be otherwise in their best interests.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following summary of material federal income tax considerations is based on current law and does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, financial institutions and broker-dealers) subject to special treatment under the federal income tax laws.

         EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF THE OFFERED SECURITIES.

         The Company believes that since January 1, 1996, it has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. The Company intends to continue to operate to satisfy such requirements. No assurance can be given, however, that such requirements will be met.

         The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations thereunder, and administrative and judicial interpretations thereof. Morrison & Foerster LLP has acted as tax counsel to the Company in connection with Company's election to be taxed as a REIT.

         In the opinion of Morrison & Foerster LLP, commencing with the Company's taxable year that will end on December 31, 1996, the Company has been organized in conformity with the requirements for qualification as a REIT, and its method of operation has and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to maintain diversity of stock ownership and meet, through actual quarterly and annual operating results, distribution levels and the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morrison & Foerster LLP. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. See "-- Failure to Qualify."

         In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as the Company, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their Real Estate Investment Trust Taxable Income ("REITTI") that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from the use of corporate investment vehicles.

         If the Company fails to qualify as a REIT in any year, however, it will be subject to federal income tax as if it were a domestic corporation, and its stockholders will be taxed in the same manner as stockholders of ordinary corporations. In this event, the Company could be subject to potentially significant tax liabilities and the amount of cash available for distribution to its stockholders could be reduced.

Taxation of the Company

         General

         In any year in which the Company qualifies as a REIT, it will not generally be subject to federal income tax on that portion of its net income that it distributes to stockholders. This treatment substantially eliminates the "double taxation" on income at the corporate and stockholder levels that generally results from investment in a corporation. However, the REIT will be subject to federal income tax as follows: First, the REIT will be taxed at regular corporate rates on any undistributed REITTI, including undistributed net capital gains. Second, under certain circumstances, the REIT may be subject to the federal "alternative minimum tax" on its items of tax preference. Third, if the REIT has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the REIT has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the REIT should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a real estate investment trust because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the REIT fails the 75% gross income test or the 95% gross income test, multiplied by (b) a fraction intended to reflect the REIT's profitability. Sixth, if the REIT should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the REIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the REIT acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the REIT's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the REIT recognizes gain on the disposition of such asset during the 10 year period beginning on the date on which such asset was acquired by the REIT, then, to the extent of any built-in gain at the time of acquisition, such gain will be subject to tax at the highest regular corporate rate, assuming the REIT will make an election pursuant to IRS Notice 88-19.

         Requirements for Qualification

         The Code defines a real estate investment trust as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code) at any time during the last half of each taxable year; and (7) which meets certain other tests, described below, regarding the nature of income and assets. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT.

         In order to assist the Company in complying with the ownership tests described above, the Company has placed certain restrictions on the transfer of the Common Stock and the Preferred Stock to prevent further concentration of stock ownership. Moreover, to evidence compliance with these requirements, the Company must maintain records which disclose the actual ownership of its outstanding Common Stock and Preferred Stock. In fulfilling its obligations to maintain records, the Company must and will demand written statements each year from the record holders of designated percentages of its Common Stock and Preferred Stock disclosing the actual owners of such Common Stock and Preferred Stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of the Company's records. A stockholder failing or refusing to comply with the Company's written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of Common Stock and Preferred Stock and certain other information. In addition, the Company's Charter provides restrictions regarding the transfer of its shares that are intended to assist the Company in continuing to satisfy the share ownership requirements. See "Description of Common Stock -- Restrictions on Ownership and Transfer of Common Stock" and "Description of Preferred Stock."

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests, described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described below.

         Asset Tests

         At the close of each quarter of the Company's taxable year, the Company must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by the Company). Second, although the remaining 25% of the Company's assets generally may be invested without restriction, securities in this class may not exceed either (i) 5% of the value of the Company's total assets as to any one non-government issuer or (ii) 10% of the outstanding voting securities of any one issuer. The Company's investment in real property through its interest in the Operating Partnership constitutes qualified assets for purposes of the 75% asset test. In addition, the Company may own 100% of "qualified REIT subsidiaries" as defined in the Code. All assets, liabilities, and items of income, deduction, and credit of such a qualified REIT subsidiary will be treated as owned and realized directly by the Company.

         The Company has analyzed the impact of its ownership interests in the Associated Companies on its ability to satisfy the asset tests. Based upon its analysis of the estimated value of the Company's total assets as well as its estimate of the value of the respective nonvoting preferred stock interests in the Associated Companies, the Company believes that none of such preferred stock interests will exceed 5% of the value of the Company's total assets on the last day of any calendar quarter in 1996. The Company intends to monitor compliance with the 5% test on a quarterly basis and believes that it will be able to manage its operations in a manner to comply with the tests, either by managing the amount of its qualifying assets or reducing its interests in the Associated Companies, although there can be no assurance that such steps will be successful. In rendering its opinion as to the qualification of the Company as a REIT, counsel has relied upon the Company's representation as to the value of its assets and the value of its interests in the Associated Companies. Counsel has discussed with the Company its valuation analysis and the future actions available to it to comply with the 5% tests but it has not independently verified the valuations.

         Gross Income Tests

         There are three separate percentage tests relating to the sources of the Company's gross income which must be satisfied for each taxable year. For purposes of these tests, where the Company invests in a partnership, the Company will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership. See "-- Tax Aspects of the Company's Investment in the Operating Partnerships -- General."

         The 75% Test. At least 75% of the Company's gross income for the taxable year must be "qualifying income." Qualifying income generally includes
(i) rents from real property (except as modified below); (ii) interest on obligations collateralized by mortgages on, or interests in, real property;
(iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property.

         Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "related party tenant"). In addition, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued generally will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person. Rent or interest will not be disqualified, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, the Company must generally not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant."

         The Company will provide certain services with respect to properties owned by the Operating Partnership. The Company believes that the services provided by the Operating Partnership are usually or customarily rendered in connection with the rental of space of occupancy only, and therefore that the provision of such services will not cause the rents received with respect to its properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests. The Company does not intend to rent to related party tenants or to charge rents that would not qualify as rents from real property because the rents are based on the income or profits of any person (other than rents that are based on a fixed percentage or percentages of receipts or sales).

         Pursuant to the percentage leases ("Percentage Leases"), GHG leases from the Operating Partnership the land, buildings, improvements, furnishings, and equipment comprising the Hotels for a five-year period with a five-year renewal option. The Percentage Leases provide that the lessee will be obligated to pay to the Operating Partnership (a) the greater of a fixed rent (the "Base Rent") or a percentage rent (the "Percentage Rent") (collectively, the "Rents") and (b) certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). The Percentage Rent is calculated by multiplying fixed percentages by the gross revenues from the operations of the Hotels in excess of certain levels. The Base Rent accrues and is required to be paid monthly. Percentage Rent is due quarterly; however, the lessee will not be in default for non-payment of Percentage Rent due in any calendar year if the lessee pays, within 90 days of the end of the calendar year, the excess of Percentage Rent due and unpaid over the Base Rent with respect to such year.

         In order for the Base Rent, the Percentage Rent, and the Additional Charges to constitute "rents from real property," the Percentage Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Percentage Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (a) the intent of the parties, (b) the form of the agreement, (c) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (d) the extent to which the property owner retains the risk of loss of the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

         In addition, Section 7701(e) of the Code provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (a) the service recipient is in physical possession of the property, (b) the service recipient controls the property, (c) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (d) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (e) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and
(f) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

         Counsel is of the opinion that the Percentage Leases will be treated as true leases for federal income tax purposes. Such opinion is based, in part, on the following facts: (a) the Operating Partnership and the lessee intend for their relationship to be that of a lessor and lessee and such relationship will be documented by lease agreements, (b) the lessee has the right to exclusive possession and use and quiet enjoyment of the Hotels during the term of the Percentage Leases, (c) the lessee bears the cost of, and be responsible for, day-to-day maintenance and repair of the Hotels, other than the cost of maintaining underground utilities, structural elements and exterior painting, and will dictate how the Hotels are operated, maintained, and improved, (d) the lessee bears all of the costs and expenses of operating the Hotels (including inventory costs) during the term of the Percentage Leases (other than real property taxes, personal property taxes on property owned by the Operating Partnership, casualty insurance and the cost of replacement or refurbishment of furniture, fixtures and equipment, to the extent such costs do not exceed the allowance for such costs provided by the Operating Partnership under the Percentage Leases), (e) the lessee will benefit from any savings in the costs of operating the Hotels during the term of the Percentage Leases, (f) in the event of damage or destruction to a Hotel which renders the Hotel unsuitable for continued use, the lessee will be at economic risk because the Operating Partnership can elect to terminate the Percentage Lease as to such Hotel, in which event the lessee can elect to rebuild at its cost less any insurance proceeds, or accept such termination, (g) the lessee will indemnify the Partnership against all liabilities imposed on the Partnership during the term of the Percentage Leases by reason of (i) injury to persons or damage to property occurring at the Hotels or (ii) the lessee's use, management, maintenance or repair of the Hotels, (h) the lessee is obligated to pay substantial fixed rent for the period of use of the Hotels, and (i) the lessee stands to incur substantial losses (or reap substantial gains) depending on how successfully it operates the Hotels. The Company has represented that the lessee has and will have its own employees, physically distinct and separate office space, furniture and equipment, and directors. Further, the Company has represented that neither the Company nor the Operating Partnership will furnish or render services to either the lessee or its customers.

         Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Percentage Leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, the opinion of counsel with respect to the relationship between the Operating Partnership and the lessee is based upon all of the facts and circumstances, and rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the Service or any court, and there can be no assurance that the Service will not assert successfully a contrary position. If the Percentage Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Partnership receives from the lessee may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, could lose its REIT status.

        In order for the Rents to constitute "rents from real property," several other requirements also must be satisfied. One requirement is that the Rents attributable to personal property leased in connection with the lease of the real property comprising a Hotel must not be greater than 15% of the Rents received under the Percentage Lease. The Rents attributable to the personal property in a Hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property in the Hotel at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). Management has obtained an appraisal of the personal property at each Hotel indicating that the appraised value of the personal property at each Hotel is less than 15% of the value at which such Hotel is acquired. However, the Company has represented that the Operating Partnership will in no event acquire additional personal property for a Hotel to the extent that such acquisition would cause the Adjusted Basis Ratio for that Hotel to exceed 15%. There can be no assurance, however, that the Service would not assert that the personal property acquired from a particular partnership had a value in excess of the appraised value, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company could fail the 15% Adjusted Basis Ratio as to one or more of the Percentage Leases, which in turn potentially could cause it to fail to satisfy the 95% or 75% gross income test and thus could lose its REIT status.

         Another requirement for qualification of the Rents as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (a) are fixed at the time the Percentage Leases are entered into, (b) are not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and
(c) conform with normal business practice. More generally, the Percentage Rent will not qualify as "rents from real property" if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is based on fixed percentages of the gross revenues from the Hotels that are established in the Percentage Leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the Percentage Leases in a manner that has the effect of basing the Percentage Rent on income or profit and (ii) conform with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenue, as described above).

         A further requirement for qualification of Rents as "rents from real property" limits the relationship between the Company and its tenants. In the case of a corporate tenant, the Company must not own 10% or more of the total combined voting power of the tenant's stock and must not own 10% or more of the total number of shares of all classes of the tenant's outstanding stock. In the case of a tenant that is not a corporation, the Company must not own 10% or more in interest of the tenant's assets or net profits. The Company intends to limit its ownership interest in GHG to nonvoting preferred stock which will constitute less than 10% of the total number of outstanding shares of GHG stock. The common stock of GHG, which is the only voting stock of GHG, is and will continue to be owned by persons who are not related to the Company within the definition in the applicable statute. The common stockholders have a significant economic interest in GHG and will elect the board of directors of GHG. Based upon the foregoing, counsel is of the opinion that rental payments from GHG will not constitute rentals from a party related to the Company.

         The Company will receive nonqualifying management fee income. As a result, the Company may approach the income test limits and could be at risk of not satisfying such tests and thus not qualifying as a REIT. Counsel's opinion is based on the Company's representation that the actual amount of nonqualifying income will not exceed such limits.

         The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends and interest on any obligation not collateralized by an interest on real property are included for purposes of the 95% test, but not for purposes of the 75% test. For purposes of determining whether the Company complies with the 75% and 95% income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property, excluding certain property held by the Company for at least four years and foreclosure property. See "-- Taxation of the Company" and "-- Tax Aspects of the Company's Investment in the Operating Partnership -- Sale of Properties."

         The Company believes that it and the Operating Partnership has held and managed its properties in a manner that has given rise to rental income qualifying under the 75% and 95% gross income tests. Gains on sales of properties will generally qualify under the 75% and 95% gross income tests.

         Even if the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Company's failure to comply was due to reasonable cause and not to willful neglect; (ii) the Company reports the nature and amount of each item of its income included in the 75% and 95% gross income tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. If these relief provisions apply, the Company will, however, still be subject to a special tax upon the greater of the amount by which it fails either the 75% or 95% gross income test for that year.

         The 30% Test. The Company must derive less than 30% of its gross income for each taxable year from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property and involuntary conversions), (ii) stock or securities held for less than one year, and (iii) property in a prohibited transaction. In this regard, certain of the Company's assets are subject to existing purchase options. See "Business and Properties - Industrial Properties." Although the Company believes, based on the historical experience of certain predecessor partnerships, that it will satisfy this 30% test, if, contrary to expectations, large numbers of such options are exercised, more than 30% of the Company's gross income in a taxable year could be derived from a proscribed source. The Company will, however, use its best efforts to
ensure  that  it  will  continue  to  satisfy  each  of  the  foregoing   income
requirements.

Annual Distribution Requirements

         The Company, in order to qualify as a REIT, is required to make distributions (other than capital gain distributions) to its stockholders each year in an amount at least equal to (A) the sum of (i) 95% of the Company's REITTI (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular distribution payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REITTI, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. Furthermore, if the REIT should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the REIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

         The Company believes that it has made and will make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the partnership agreement of the Operating Partnership authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. It is possible that in the future the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing the Company's REITTI on the other hand. Further, as described below, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. To avoid any problem with the 95% distribution requirement, the Company will closely monitor the relationship between its REITTI and cash flow and, if necessary, will borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement. The Company (through the Operating Partnership) may be required to borrow funds at times when market conditions are not favorable.

         If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the Service, the Company may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

Failure to Qualify

         If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company, nor will they be required to be made. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether the Company would be entitled to such statutory relief.

Tax Aspects of the Company's Investment in the Operating Partnership

         The  following   discussion   summarizes  certain  federal  income  tax
considerations applicable solely to the Company's investment in the Operating Partnership.

         General

         The Company holds a direct ownership interest in the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive distributions from the partnership. The Company includes its proportionate share of the foregoing Operating Partnership items for purposes of the various REIT income tests and in the computation of its REITTI. See "-- Requirements for Qualification" and "-- Gross Income Tests." Any resultant increase in the Company's REITTI increases its distribution requirements (see "-- Requirements for Qualification" and "-- Annual Distribution Requirements"), but is not subject to federal income tax in the hands of the Company provided that such income is distributed by the Company to its stockholders. Moreover, for purposes of the REIT asset tests (see "-- Requirements for Qualification" and "-- Asset Tests"), the Company includes its proportionate share of assets held by the Operating Partnership.

         Entity Classification

         The Company's interest in the Operating Partnership (and the Property Partnerships) involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service (the "Service") of the status of the Operating Partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If the Operating Partnership (or any Property Partnership) were to be treated as an association, it would be taxable as a corporation. In such a situation, the Operating Partnership (or such Property Partnership) would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing net income. In addition, the character of the Company's assets and items of gross income would change, which would preclude the Company from satisfying the asset test and possibly the income tests (see "-- Taxation of the Company -- Requirements for Qualification" and "-- Taxation of the Company -- Asset Tests" and "-- Taxation of the Company -- Gross Income Tests"), and in turn would prevent the Company from qualifying as a REIT. See "-- Taxation of the Company -- Requirements for Qualification" and "-- Failure to Qualify" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year.

         Tax Allocations with Respect to Certain Properties

         Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Consequently, the partnership agreement of the Operating Partnership requires such allocations to be made in a manner consistent with Section 704(c) of the Code.

         In general, the limited partners of the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership of the contributed assets. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules under
Section 704(c) do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the Company to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Requirements for Qualification -- Annual Distribution Requirements." In addition, the application of Section 704(c) to the Operating Partnership is not entirely clear and may be affected by authority that may be promulgated in the future.

         Basis in Operating Partnership Interest

         The Company's adjusted tax basis in its partnership interest in the Operating Partnership generally (i) is equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company,
(ii) is increased by (a) its allocable share of the Operating Partnership's income and (b) increases in its allocable share of indebtedness of the Operating Partnership and (iii) is reduced, but not below zero, by the Company's allocable share of (a) the Operating Partnership's loss and (b) the amount of cash distributed to the Company, and by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

         If the allocation of the Company's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the nonrecourse indebtedness of the Operating Partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) constitute taxable income to the Company. Such distributions and constructive distributions will normally be characterized as a capital gain, and if the Company's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gains.

         Sale of Properties

         Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership for more than one year will be long-term capital gain, except for any portion of gain attributable to depreciation or cost recovery recapture on personal property. The Company's share of any gain realized by the Operating Partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Taxation of the Company" and "-- Requirements for Qualification -- Gross Income Tests -- The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating its properties, and to make such occasional sales of properties as are consistent with the Company's investment objectives. Based upon such investment objectives, the Company believes that in general its properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

Taxation of Stockholders

         Taxation of Taxable Domestic Stockholders

         As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Stockholders that are corporations will not be entitled to a dividends received deduction. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Company makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the stockholder, reducing the tax basis of a stockholder's Common Stock by the amount of such distribution (but not below zero), with distributions in excess of the stockholder's tax basis taxable as capital gains (if the Common Stock is held as a capital asset). In addition, any dividend declared by the Company in October, November or December of any year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

         In general, any loss upon a sale or exchange of Common Stock by a stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Company required to be treated by such stockholder as long-term capital gains.

         Backup Withholding

         The Company will report to its domestic stockholders and to the Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability.

         Taxation of Tax-Exempt Stockholders

         The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Revenue rulings, however, are interpretive in nature and are subject to revocation or modification by the Service. Based upon the ruling and the analysis therein, distributions by the Company to a stockholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax exempt entity has not financed the acquisition of its shares of Common Stock with "acquisition indebtedness" within the meaning of the Code, and that the shares of Common Stock are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, REITs can treat the beneficiaries of qualified pension trusts as the beneficial owners of REIT shares owned by such pension trusts for purposes of determining if more than 50% of the REIT's shares are owned by five or fewer individuals. However, if a REIT relies on this new rule to meet the requirements of the five or fewer rule, then pension trusts owning more than 10% of the REIT's shares can be subject to UBTI on all or a portion of REIT dividends made to it. Owing to the Ownership Limit Provision, the Company expects to satisfy the five or fewer rule even if each pension trust stockholder is treated as one individual for purposes of this test. Consequently, a pension trust stockholder should not, as a result of the "pension-held REIT" rules, be subject to UBTI on dividends that it receives from the Company.

         Taxation of Foreign Stockholders

         The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex and no attempt is made herein to provide more than a summary of such rules. Prospective foreign investors ("Non-U.S. Stockholders") should consult with their own tax advisors to determine the impact of federal, state, local and any foreign income tax laws with regard to an investment in the Company, including any reporting requirements.

         Distributions that are not attributable to gain from sales or exchanges by the Company or the Operating Partnership of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent made out of current or accumulated earnings and profits of the Company. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the shares is treated as effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business, the Non-U.S. Stockholder will generally be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation). The Company expects to withhold tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and proper certification is provided or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Unless the Company's stock constitutes a USRPI (as defined below) distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's shares but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares in the Company, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profit, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. If the Company's stock constitutes a USRPI, then such distribution will be subject to a 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below).

         For any year in which the Company qualifies as a real estate investment trust, distributions that are attributable to gain from sales or exchanges by the Company of United States Real Property Interests ("USRPIs") will be taxed to a Non-U.S. Stockholder under the Provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of USRPIs ("USRPI Capital Gains") are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution to the extent such distribution is attributable to USRPI Capital Gains. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the Company's Common Stock is publicly traded, no assurance can be given that the Company will continue to be a domestically controlled REIT. However, a Non-U.S. Stockholder's sale of Company's stock will still not be subject to taxation under FIRPTA as a sale of USRPI if (i) the stock is "regularly traded on an established securities market" (as defined by applicable Treasury Regulations) and (ii) such Non-U.S. Stockholder held less than 5% of the Company's outstanding stock during a specified testing period provided in the Code.

         Gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if
(i) investment in the shares is effectively connected with a United States trade or business of the Non-U.S. Stockholder, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

         If the proceeds of a disposition of Shares are paid by or through a United States office of a broker, the payment is subject to information reporting and backup withholding unless the disposing Non-U.S. Stockholder certifies as to his name, address and non-United States status or otherwise establishes an exemption. Generally, United States information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a non-United States office of a non-United States broker. United States information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the United States if (i) the payment is made through an office outside the United States of a broker that is either (a) a United States person,
(b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) a "controlled foreign corporation" for United States federal income tax purposes, and (ii) the broker fails to obtain documentary evidence that the stockholder is a Non-U.S. Stockholder and that certain conditions are met or that the Non-U.S. Stockholder otherwise is entitled to an exemption.

State Tax Consequences and Withholding

         The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Several states in which the Company may conduct business treat REITs as ordinary corporations. The Company does not believe, however, that stockholders will be required to file state tax returns, other than in their respective states of residence, as a result of the ownership of Shares. However, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

         EACH INVESTOR IS ADVISED TO CONSULT WITH HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE OWNERSHIP AND SALE OF THE OFFERED SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                              PLAN OF DISTRIBUTION

         The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents, which agents may be affiliated with the Company. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement. Direct sales to investors may be accomplished through subscription offerings or concurrent rights offerings to the Company's stockholders and direct placements to third parties.

         Sales of Offered Securities offered pursuant to any applicable Prospectus Supplement may be effected from time to time in one or more transactions on the New York Stock Exchange or in negotiated transactions or any combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.

         Underwriters may offer and sell Offered Securities at a fixed price or prices which may be changed, at prices related to the prevailing market prices at the time of sale, or at negotiated prices. The Company also may offer and sell the Offered Securities in exchange for one or more of its then outstanding issues of debt or convertible debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

         Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable Prospectus Supplement.

         If so indicated in the applicable Prospectus Supplement, the Company may authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and
(ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

         Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for, the Company and its subsidiaries in the ordinary course of business.


                                     EXPERTS

         The consolidated financial statements and related financial statement schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated by reference herein and the statements of revenues and certain expenses for the acquired properties, which reports are included in the Company's Current Reports on Forms 8-K/A dated August 8 and December 20, 1996, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports and have been incorporated herein in reliance on such reports given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Offered Securities will be passed upon for the Company by Morrison & Foerster LLP, Palo Alto, California.





-----------------------------------------------                                 ---------------------------------------------------
No  person  has  been  authorized  to  give  any  information  or  to  make  any representations  other than those  contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized.  This  Prospectus  does  not  constitute  an  offer  to  sell or the solicitation  of an offer to buy any  securities  other than the  securities  to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
Neither the delivery of this Prospectus nor any sale made hereunder shall,
under  any  circumstances,  create  any  implication  that                                          $250,000,000
there has been no change in the affairs of the Company  since the date hereof or that the  information  contained  herein is correct as of any time subsequent to its date.
                                                                                       GLENBOROUGH REALTY TRUST INCORPORATED



                                                                                                  Preferred Stock,
                                                                                                  Common Stock and
                     Table of Contents                                                                 Warrants


                                            Page
Available Information.......................
Incorporation of Certain Documents
  by Reference..............................
The Company ................................
Tax Status of the Company ..................
Risk Factors................................
Use of Proceeds.............................
Ratio of Earnings to Fixed Changes .........                                                        ---------------
Description of Preferred Stock..............
Description of Common Stock ................                                                           PROSPECTUS
Description of Warrants ....................
Certain Provisions of the Company's                                                                 ---------------
   Charter and Bylaws.......................
Federal Income Tax Considerations ..........
Plan of Distribution .......................
Experts ....................................
Legal Matters ..............................




                                                                                                             , 1997
                                                                                                   ----------


---------------------------------------------                                     -----------------------------------------------




                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The expenses, other than underwriting discounts and commissions, in connection with the offering of the securities being registered are set forth below. All of such expenses are estimates, except the Securities Act Registration fee.

Securities Act Registration fee ..........................      $75,757
Printing fees ............................................       50,000
Legal fees and expenses ..................................      150,000
Accounting fees and expenses .............................        5,000
Blue sky fees and expenses ...............................       15,000
Miscellaneous expenses ...................................        4,243
                                                                 ------
         Total............................................     $300,000
                                                               ========

Item 15. Indemnification of Directors and Officers

     The Maryland GCL permits a Maryland Corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by the Maryland GCL.

     The Charter authorizes the Company to obligate itself to indemnify its present and former officers and directors and to pay or reimburse reasonable expenses for those individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by the laws of Maryland. The Bylaws of the Company obligate it to indemnify, and advance expenses to present, former and proposed directors and officers to the maximum extent permitted by Maryland law. The Maryland GCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had a reasonable cause to believe that the act or omission was unlawful. However, a corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland GCL requires the Company, as conditions to advancing expenses, to obtain (i) a written affirmation by the director or officer of his good-faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the applicable Bylaws and (ii) a written statement by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Bylaws of the Company also permit the Company to provide indemnification and to advance expenses to a present or former director or officer who served a predecessor of the Company in that capacity, and to any employee or agent of the Company, or a predecessor of the Company. Finally, the Maryland GCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful on the merits, or otherwise, in the defense of any proceeding to which he is made a party by reason of service in that capacity.

     The Company has entered into indemnification agreements with each of its directors and executive officers to provide them with indemnification to the full extent permitted by the Charter and Bylaws of Company.

     The Company has obtained an insurance policy to provide liability coverage for directors and officers of Company.

Item 16. Exhibits

  1.1*  -  Form of Underwriting Agreement
  4.1 - Articles of Amendment and Restatement of Articles of Incorporation of the Registrant(incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-11 (File No.333-09411))
  4.2 - Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-11
           (File No. 333-09411))
  4.4* - Form of Certificate of Articles Supplementary for additional series of Preferred Stock or for other classes or series of the Company's capital stock
  4.5*  -  Form of Warrant Agreement
  5.1   -  Opinion of Morrison & Foerster LLP
  8.1   -  Opinion of Morrison & Foerster LLP relating to certain tax matters
  12.1  -  Statement on Computation of ratio of earnings to fixed charges
  23.1  -  Consent of Arthur Andersen LLP (included on page II-4)
  23.2  -  Consent of Morrison & Foerster LLP (included in Exhibits 5.1 and 8.1)
  24.1  -  Power of Attorney (included on page II-3)

(*) To be filed by amendment or incorporated by reference in connection with the applicable offering of the Offered Securities.

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on January 2, 1997.

                                                GLENBOROUGH REALTY TRUST
                                                INCORPORATED

                                                By: /s/ Robert Batinovich
                                                    -------------------------
                                                    Robert Batinovich
                                                    Chairman, President and
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

    The undersigned hereby constitutes and appoints Robert Batinovich, Andrew Batinovich, Sandra L. Boyle and Frank E. Austin as his/her true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Registration Statement on Form S-3 in connection with the sale by Glenborough Realty Trust Incorporated of shares of offered securities, and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

  Signature                    Title                                                 Date
                                                                                     January 2, 1997
  /s/ Robert Batinovich        Chairman, President and Chief Executive Officer
 -------------------------
  Robert Batinovich
                               Director, Executive Vice President, Chief Operating   January 2, 1997
  /s/ Andrew Batinovich        Officer and Chief Financial Officer
  Andrew Batinovich

  /s/ Sandra L. Boyle          Senior Vice President                                 January 2, 1997
  -------------------------
  Sandra L. Boyle

  /s/ Frank E. Austin          Senior Vice President, General Counsel and Secretary  January 2, 1997
  -------------------------
  Frank E. Austin

  /s/ Terri Garnick            Senior Vice President and Chief Accounting Officer    January 2, 1997
   ------------------------
  Terri Garnick

  /s/ Patrick Foley            Director                                              January 2, 1997
  -------------------------
  Patrick Foley

  /s/ Richard A. Magnuson      Director                                              January 2, 1997
  -------------------------
  Richard A. Magnuson

  /s/ Laura Wallace            Director                                              January 2, 1997
  Laura Wallace

                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 13, 1996 with respect to the financial statements of Glenborough Realty Trust Incorporated, and the combined financial statements of the GRT Predecessor Entities on Form 10-K for the year ended December 31, 1995, incorporated by reference into this Registration Statement and the related Prospectus of Glenborough Realty Trust Incorporated.

         We also consent to the inclusion of our report dated July 9, 1996 with respect to the statement of revenues and certain expenses of the University Club Tower which report is included on Form 8-K/A dated August 8, 1996 incorporated by reference into this Registration Statement.

         We also consent to the inclusion of our report dated July 9, 1996 with respect to the combined statement of revenues and certain expenses of the TRP Properties which report is included on Form 8-K/A dated December 20, 1996 incorporated by reference into this Registration Statement.

         We also consent to the inclusion of our report dated November 15, 1996 with respect to the combined statement of revenues and certain expenses of the Carlsberg Properties which report is included on Form 8-K/A dated December 20, 1996 incorporated by reference into this Registration Statement.



San Francisco, California                                ARTHUR ANDERSEN LLP
January 2, 1997

                                  EXHIBIT INDEX


    Exhibit
    Number                                  Description
---------------  --------------------------------------------------------------
      1.1*       Form of Underwriting Agreement for Common Stock
      4.1        Articles of Amendment and Restatement of Articles of
                 Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on
                 Form S-11 (File No. 333-09411))
      4.2        Bylaws of the Registrant (incorporated by reference to
                 Exhibit 3.1 to Registrant's Registration Statement on
                 Form S-11 (File No. 333-09411))
      4.4*       Form of Certificate of Articles of Supplementary for
                 additional classes or series of Preferred Stock or for other classes or series of the Company's capital stock
      4.5*       Form of Warrant Agreement
      5.1        Opinion of Morrison & Foerster LLP
      8.1        Opinion of Morrison & Foerster LLP relating to certain tax matters
      12.1       Statement of Computation of ratio of earnings to fixed
                 charges
      23.1       Consent of Arthur Andersen LLP (included on page II-4)
      23.2       Consent of Morrison & Foerster LLP (included in Exhibits 5.1 and 8.1)
      24.1       Power of Attorney (included on page II-3)

--------------------------------------

* To be filed by amendment or incorporated by reference in connection with the applicable offering of Common Stock.

                                   Exhibit 5.1


January 2, 1997




Glenborough Realty Trust Incorporated
Glenborough Properties, L.P.
400 South El Camino Real
San Mateo, CA  94402-1708

Ladies and Gentlemen:

         We are acting as counsel to Glenborough Realty Trust Incorporated, a Maryland corporation (the "Company"), in connection with the shelf registration by the Company of $250,000,000 in maximum aggregate offering price of (i) shares or fractional shares of the Company's preferred stock ("Preferred Stock"), (ii) shares of the Company's common stock, par value $.001 per share (the "Common Stock"), or (iii) warrants to purchase shares of the Company's Preferred Stock or Common Stock (the "Warrants"). The Preferred Stock, Common Stock and Warrants are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Preferred Stock, Common Stock and Warrants, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         Based upon and subject to the foregoing, it is our opinion that:

         (1) The Company has authority pursuant to its Articles of Incorporation to issue the shares of Preferred Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable, (c) upon the adoption by the Company's Board of Directors and the due execution and filing by the Company with the Maryland State Department of Assessments and Taxation (the "SDAT") Articles Supplementary establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (d) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be legally issued, fully paid, and nonassessable.

         (2) The Company has authority pursuant to its Articles of Incorporation to issue the shares of Common Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

         (3) The Company has authority pursuant to its Articles of Incorporation to issue the Warrants to be registered under the Registration Statement. The shares of Common Stock and shares of Preferred Stock issuable upon exercise of the Warrants will have been duly and validly authorized (a) upon the adoption by the Board of Directors of a resolution in form and content as required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and (c) with respect to such shares of Preferred Stock, upon the adoption by the Company's Board of Directors and the due execution and filing by the Company with the Maryland SDAT Articles Supplementary establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof. The shares of Common Stock and shares of Preferred Stock issuable upon exercise of the Warrants, when duly and validly authorized and when issued in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement and in accordance with the terms of the warrant agreement relating to such Warrants and at a price therein provided for, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                                     Very truly yours,


                                                     /s/ Morrison & Foerster LLP

                                 January 2, 1997


                                   EXHIBIT 8.1



Glenborough Realty Trust Incorporated
400 South El Camino Real
San Mateo, CA 94402-1708

Ladies and Gentlemen:

         We are acting as counsel to Glenborough Realty Trust Incorporated, a Maryland corporation (the "Company"), in connection with the shelf registration by the Company of $250,000,000 in maximum aggregate offering price of (i) shares or fractional shares of the Company's preferred stock ("Preferred Stock"), (ii) shares of the Company's common stock, par value $.001 per share (the "Common Stock"), or (iii) warrants to purchase shares of the Company's Preferred Stock or Common Stock (the "Warrants"). The Preferred Stock, Common Stock and Warrants are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act"). We have been requested to provide you with our opinion as to whether the Company currently is organized in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT"), within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms not otherwise defined herein shall have the meaning given to them in the Registration Statement.

         For purposes of the opinion set forth below, we have relied, with your consent, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained in the certificate of the Company dated January 2, 1997 (the "Certificate"). We have also relied upon the accuracy of the Registration Statement.

         Based upon such statements, representations and assumptions, and subject to, the next two succeeding paragraphs, we are of the opinion that, as of the date hereof, and for its taxable year ended December 31, 1996, the Company has operated in a manner that would qualify it as a REIT under the Code, and if it continues to operate in the same manner, it will continue to so qualify.

         Our opinion is based upon the documents referred to above and the current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time, possibly with retroactive effect. You should also be aware that opinions of counsel are not binding upon the Internal Revenue Service or the courts. Any change in applicable law, or any inaccuracy in the statements, representations and assumptions on which we have relied may affect the continuing validity of the opinion set forth herein.

         This opinion addresses only the operation of the Company in a manner that qualifies it as a REIT as of the date hereof and during each of the past three taxable years. We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,



                                                     /s/ Morrison & Foerster LLP